Exhibit 10.2

PROMISSORY NOTE

$30,000,000.00                                                                                                        March 31, 2010

FOR VALUE RECEIVED, CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (“Maker”), does hereby promise to pay to the order of HUNTER’S GLEN/FORD INVESTMENTS I LLC (“Payee”), at 200 Crescent Court, Suite 1350, Dallas, Texas 75201, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), or as much thereof as is advanced on the loan evidenced hereby, with interest thereon as provided in this Note.

1. Certain Definitions.  For the purposes hereof, the terms set forth below shall have the following meanings:

(a) “Applicable Law” shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Texas, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit, (ii) the laws of the State of Texas including, without limitation, Chapter 303 of the Texas Finance Code, as the same may be amended from time to time (“Chapter 303”), now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Texas which permit a higher interest rate ceiling hereunder.  Notwithstanding the foregoing, in no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note.

(b) “Deed of Trust” shall mean that certain Second Lien Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated of even date herewith, executed by Maker for the benefit of Payee, covering the Property as security for this Note and certain other indebtedness of Maker to Payee.

(c) “Final Maturity Date” shall mean March 31, 2012.

(d) “Fixed Rate” shall mean seventeen and one-half percent (17.5%) per annum.

(e) “Highest Lawful Rate” shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker on this Note.  If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker on this Note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker.  For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be the weekly ceiling described in and computed in accordance with the provisions of Chapter 303; provided, however, that in determining the Highest Lawful Rate, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account.  To the extent permitted by Applicable Law, Payee may from time to time substitute for the “weekly ceiling” referred to above any ceiling under Chapter 303 or any other statute and revise the rate, index, formula or provision of law used to compute the rate hereunder as provided therein.

(f) “Intercreditor Agreement” shall mean that certain Subordination and Standstill Agreement of even date herewith among Maker, Payee and Senior Lender.

(g) “Loan Agreement” shall mean that certain Loan Agreement of even date herewith by and between Maker and Payee.

(h) “Loan Documents” has the meaning set forth in the Loan Agreement.

(i) “Project” has the meaning set forth in the Loan Agreement.

(j) “Property” shall mean the real property, improvements and fixtures located in Travis County, Texas, and personal property which are more particularly described in the Deed of Trust.

(k) “Senior Lender” shall mean Beal Bank Nevada.

(l) “Senior Loan” shall mean that certain construction loan from Senior Lender to Borrower in the stated principal amount of $120,000,000.00.

(m) “Senior Loan Agreement” shall mean that certain Amended and Restated Construction Loan Agreement dated October 21, 2009 between Senior Lender and Maker.

2. Calculation and Payment of Principal and Interest.

(a) Subject to the provisions of Section 7 hereafter, interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a rate equal to the lesser of (i) the Fixed Rate, and (ii) the Highest Lawful Rate.

(b) Accrued and unpaid interest, computed as set forth in (a) above, or, if applicable, as set forth in Section 7 below, shall be due and payable annually on March 31, 2011 and on the Maturity Date; provided, however, that as long as there is no Event of Default by Maker on March 31, 2011 under the Loan Agreement, Maker may, at Maker’s option, elect that accrued interest will not be paid on March 31, 2011, but shall be added to principal on an annual basis on each anniversary date of the date of the Note.

(c) In accordance with the terms of Section 14.10 of the Loan Agreement, but subject to the terms of the Intercreditor Agreement, (i) as and when Residential Units (as defined in the Loan Agreement) are sold, as permitted by the Loan Documents, all Net Sales Proceeds (as defined in the Loan Agreement) from the sale of the Residential Unit sold, must be offered to Payee as a principal prepayment of this Note.  In accordance with the terms of Section 4.5 of the Loan Agreement, but subject to the terms of the Intercreditor Agreement, as and when Residential Units are sold after the first anniversary of this Note, all Net Sales Proceeds from the sale of the Residential Unit sold must be paid to Payee as a required principal payment of this Note if Senior Lender declines to accept payment of such Net Proceeds as a payment on the Senior Loan.

(d) The unpaid principal balance of and all accrued and unpaid interest upon this Note, including interest computed at the Fixed Rate and/or the Highest Lawful Rate, as hereinafter defined, whichever is applicable from time to time, are due and payable on the maturity date hereof (the “Maturity Date”) whether such Maturity Date is the Final Maturity Date or an accelerated Maturity Date, and Maker hereby agrees to pay all such amounts to Payee on such Maturity Date.

(e) Interest on this Note shall be computed on the basis of three hundred sixty-five (365) day or three hundred sixty-six (366) day years, as the case may be.

(f) If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or holiday in the State of Texas on which banks are required or permitted by law to be closed, then for all purposes of this Note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.

(g) All payments on this Note shall be applied first to the payment of any costs and expenses of Payee which are to be reimbursed by Maker as provided herein or in any of the other Loan Documents, then to the payment of  accrued and unpaid interest and then to the payment of the principal balance hereof; provided, however, if an Event of Default, as hereinafter defined, is then in existence, payments on this Note shall be applied as Payee shall elect, in Payee’s sole discretion.

3. Prepayment.  This Note may not be prepaid, in whole or in part, except as permitted by the express  terms of the Loan Agreement.

4. Waiver.  Except to the extent otherwise expressly set forth in Paragraph 5 below, Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate the Maturity Date, notice of acceleration of the Maturity Date, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Payee with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement.

5. Events of Default

(a) Upon the happening of any of the following events (each an “Event of Default”), Payee, at its option, and without limitation of other rights Payee has under the Loan Documents, at law or in equity, may declare immediately due and payable the entire unpaid principal balance of this Note together with all interest accrued and owing hereon, plus any other sums payable at the time of such declaration pursuant to this Note or any other Loan Document, including, without limitation, the Loan Agreement and the Deed of Trust.  Events of Default include the following:

(i) If Maker shall fail to pay any installment of principal and/or interest and/or other sums due under this Note as and when same becomes due and payable in accordance with the terms hereof and/or any other Loan Document, or if Maker shall default in any other obligation under this Note, the Loan Agreement, the Deed of Trust and/or any other Loan Document which can be cured by the payment of money and if any such failure or default remains uncured upon the expiration of five (5) days following the date written notice thereof is given by or on behalf of Payee to Maker; provided, however, (x) Payee will not be obligated to give such written notice more than twice during any twelve (12) month period, and following the second such notice during a twelve (12) month period, any subsequent default or failure during the then current twelve (12) month period shall constitute an Event of Default without any notice given by or on behalf of Payee and (y) such written notice of default and five (5) day cure period provisions shall not apply to Maker’s obligation to pay the balance due on this Note on the Maturity Date hereof (whether such Maturity Date is the Final Maturity Date or any accelerated Maturity Date effected pursuant to any of the Loan Documents);

(ii) The occurrence of any Event of Default, as defined in the Loan Agreement, or the occurrence of a default under any other Loan Document which remains uncured upon the expiration of any cure period applicable thereto as set forth in the Loan Document under which such default occurred.

(b) The failure to exercise the foregoing option to accelerate the Maturity Date of this Note upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time during the continuance of an Event of Default, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

6. Collateral.  This Note is secured, among other things, by the Deed of Trust, which contains provisions for the acceleration of the maturity hereof upon the happening of certain events.

7. Compliance with Law.  All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest in regard to the loan evidenced by this Note would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest in regard to the loan evidenced by this Note by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal balance hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker.  All interest paid or agreed to be paid to Payee, to the extent permitted by Applicable Law, shall be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law.  Payee expressly disavows any intent to contract for, charge or receive interest in regard to the loan evidenced by this Note in an amount which exceeds the maximum amount permissible under Applicable Law.  This paragraph shall control all agreements between Maker and Payee.

8. Attorneys’ Fees and Costs.  If an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay on demand by Payee all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof, on account of such collection, whether or not suit is filed.

9. Cumulative Rights.  No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.  Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

10. Headings.  The paragraph headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.

11. Notices and Demands.  Any notice or demand to be given or to be served upon Maker in connection with this Note must be in writing and shall be given by certified or registered mail, return receipt requested, properly addressed, with postage prepaid, addressed to Maker as follows:

Maker:                                    CJUF II Stratus Block 21 LLC
c/o Stratus Properties Inc.
98 San Jacinto, Suite 220
Austin, Texas  78701
Attention:                      W.H. Armstrong III
Telephone:                      512-478-6396
Facsimile:                      512-478-5788

With a copy to:                     Armbrust & Brown, L.L.P.
100 Congress Avenue, Suite 1300
Austin, Texas  78701
Attention:                      Kenneth N. Jones, Esq.
Telephone:                      512-435-2312
Facsimile:                      512-435-2360

And a copy to:                      Canyon-Johnson Urban Funds
2000 Avenue of the Stars, 11th Floor
Los Angeles, California  90067
Attention:                      Head of Asset Management
Telephone:                      310-272-1500
Facsimile:                      310-272-1537

And a copy to:                      DLA Piper US LLP
550 South Hope Street, Suite 2300
Los Angeles, California  90071
Attention:                      Steven A. Fein, Esq.
Telephone:                      213-330-7772
Facsimile:                      213-330-7572

or at such other address within the continental United States as Maker may designate from time to time by written notice given to the holder hereof.  Any notice or demand will be given and deemed received as provided in the Loan Agreement.

12. Governing Law; Jurisdiction and Venue.  This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas.  Courts within the State of Texas shall have jurisdiction over any and all disputes between Maker and Payee, whether at law or in equity, and the proper venue for any such dispute shall be either the state courts located in Dallas County, Texas or the federal courts located in the Northern District of Texas, Dallas Division.

13. Successors and Assigns.  The term “Payee” shall include all of Payee’s successors and assigns to whom the benefits of this Note shall inure.

14. WAIVER OF JURY TRIAL.  MAKER AND PAYEE, BY ITS ACCEPTANCE OF THIS NOTE, HEREBY EXPRESSLY, VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE, THE PARTIES’ PERFORMANCE HEREUNDER OR ANY OTHER LOAN DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH, OR RELATED OR INCIDENTIAL TO, THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT RELATED IN ANYWAY WHATSOEVER TO THE SUBJECT MATTER OF THIS NOTE; AND IN ANY CASE, WHETHER NOW OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.  ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Remainder of page intentionally left blank.  Signature page(s) to follow.]

IN WITNESS WHEREOF, this Note has been executed and delivered under seal on the date first set froth above.

MAKER:

CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company

By:	Stratus Block 21 Investments, L.P., a Texas limited partnership, Manager

By:	Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company, its General Partner

By:     /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President

By:	CJUF II Block 21 Member, LLC, a Delaware limited liability company, Member

By:           Canyon-Johnson Urban Fund II, L.P., a Delaware limited partnership, Member

By:	Canyon-Johnson Realty Advisors II LLC, a Delaware limited liability company, General Partner

By:       /s/ K. Robert Turner
K. Robert Turner
Managing Partner

(Signature page to Promissory Note)